 David G. Curran Named as IntraLinks® Executive Vice President, Business and Legal Affairs

New York, October 6, 2010 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced the appointment of David (Dave) G. Curran as executive vice president, business and legal affairs, succeeding Gary Hirsch, senior vice president and general counsel.  Effective immediately, Mr. Curran will be responsible for the oversight and management of all IntraLinks® legal and compliance matters.  Mr. Hirsch has resigned as general counsel effective today but has agreed to continue to assist the company over the next several months in a variety of matters, including the transition of responsibilities to Mr. Curran.

“The company and board of directors are grateful for Gary’s many contributions, including his invaluable assistance in guiding us through our initial public offering, and we wish him well in his future endeavors. Dave will be a valuable addition to the IntraLinks executive management team as we develop and execute on our short- and long-term objectives,” said Andrew Damico, president and CEO, IntraLinks.  “Dave brings with him more than 25 years of global experience in law, technology, business processes, enterprise transactions and enterprise solutions.”

Mr. Curran has held senior leadership positions with several global technology companies, including Integrity Interactive Corporation, a provider of SaaS risk management solutions, where he was president and CEO.  Previously, he was president and CEO of Data Communique, Inc. a subsidiary of Havas, the global communications and media giant, and group president of Vertis, Inc., a digital solutions and marketing firm.  In addition, Mr. Curran has held senior legal and compliance positions at Campbell Soup Company and the Reader’s Digest Association, Inc.  Mr. Curran also worked at Satterlee Stephens Burke and Burke, a boutique law firm in New York, immediately after graduating from the Boston University School of Law.

“I’m delighted to join the IntraLinks team and look forward to working with the executive management team and the rest of the staff in helping the company to continue to grow,” said David Curran, executive vice president, business and legal affairs, IntraLinks. “It’s clearly an exciting time to be with IntraLinks following its recent initial public offering and the ongoing record of success in bringing SaaS-based solutions to the enterprise.”

About IntraLinks
IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1.3 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. IntraLinks counts 800 of the Fortune 1000 as users. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600	PAGE 1

Forward Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; and risks related to changes in laws, regulations or governmental policy. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-165991), which was declared effective on August 5, 2010, as well as our Quarterly Report on Form 10-Q for the period ended June 30, 2010 and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Media Contact:
Michael Baldwin
IntraLinks
212-543-7791
mbaldwin@intralinks.com

Investor Contact:
David Roy
IntraLinks
212-342-7690
droy@intralinks.com

IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600	PAGE 2